Exhibit 10.12

(ENGLISH TRANSLATION)

Agreement for Regular Business Cooperation

MADE this, 2 day of April 2008 in Poznań, POLAND, by and between:

“FASHION SERVICE” Spółka z ograniczoną odpowiedzialnością, a Polish limited liability company having its registered office in Poznań, POLAND, 61-758 Poznań, ul. Garbary 57, entered into the Register of Entrepreneurs of the National Court Register maintained by the District Court in Poznań – Nowe Miasto i Wilda in Poznań, VIII Commercial Division of the National Court Register for Poznań – Nowe Miasto i Wilda, entry no. KRS 0000294354, with the share capital of PLN 1,000,000.00, NIP Tax No. 778-14-50-551, represented by:

Mr Mirosław Kranik, Chairman of Management Board,

holding the power of individual representation,

hereinafter referred to as the “Seller”

and

“Sunset Suits” Spółka Akcyjna, a Polish joint-stock company having its registered office in Poznań, POLAND, 61-758 Poznań, ul. Garbary 57, entered into the Register of Entrepreneurs of the National Court Register maintained by the District Court in Poznań – Nowe Miasto i Wilda in Poznań, VIII Commercial Division of the National Court Register for Poznań – Nowe Miasto i Wilda, entry no. KRS 0000265620, with the share capital of PLN 60,120,000.00, NIP Tax No. 778-14-39-259, represented by:

1.

Mr Bogdan Zegar, Vhairman of Management Board,

holding the power of individual representation,

hereinafter referred to as the “Purchaser”

hereinafter referred to collectively as the “Parties” and individually as a “Party”

NOW, THEREFORE, the Parties hereto hereby agree as follows:

Having regard to the presence for many years of the Sunset Suits men’s fashion brand in the market, which has been well appreciated by its customers and its reputation confirmed with the award of the Gold Consumer Laurels, the Parties establish regular business cooperation to strengthen and develop the prestigious image of the brand, in a manner that is consistent with their respective business objectives and interests.

§ 1

1.

The Parties represent that the individuals signing this Agreement on their behalf are authorised to represent them, including without limitation that their term of office has not expired, they have not been dismissed from the Management Board, and none of them have resigned their Management Board membership.

2.

At this Agreement each Party submits as follows:

a)

current certified copies of the Register of Entrepreneurs of the National Court Register issued no earlier than 7 (seven) days prior to the date of execution hereof; a certified copy submitted by the Seller and by the Purchaser are attached hereto as Schedule 1 and Schedule 2 respectively;

b)

decision on allocation of the NIP tax number; a copy of the decision submitted by the Seller and by the Purchaser is attached hereto as Schedule 3 and Schedule 4 respectively;

c)

certificate of REGON statistical number allocation; a copy of the certificate submitted by the Seller and by the Purchaser is attached hereto as Schedule 5 and Schedule 6 respectively.

§ 2

1.

The Seller represents that:

a)

it is a manufacturer of men’s, boys’ and women’s clothing, lingerie and clothing accessories meeting all the requirements that have to be met to place the same on the market;

b)

has the appropriate staff and technical facilities to ensure satisfactory performance of this Agreement.

2.

The Purchaser represents that:

a)

it owns a clothing retail business;

b)

it operates a well-organised and growing chain of retail outlets at prime locations;

c)

it has a skilled and trained staff ensuring professional sales of the Seller’s products;

d)

the protection rights to the SUNSET SUITS trademark are vested in it.

§ 3

1.

The Parties hereby establish regular cooperation consisting in the sale to the Purchaser of the Seller’s products for their reselling in the Purchaser’s retail outlets.

2.

The above cooperation will involve among others the sale to the Purchaser of the Seller’s products as listed in its current sales offering, the quantity, type and deadlines of such sale being specified in orders placed by the Purchaser, and the value thereof meeting the sales projections agreed by the Parties.

3.

Each Seller’s monthly sales offering, specifying among others the type, properties, quality and price of the goods produced shall be agreed between the Parties four (4) months in advance.

4.

The Seller undertakes that the quality of the goods sold to the Purchaser will meet the reputation of the SUNSET SUITS brand.

5.

The Parties represent that:

a)

the Purchaser shall sell products to the Seller on its own behalf;

b)

in 2008 and 2009, the value of the Seller’s products sold to the Purchaser will meet the levels set forth in The Retail Sales Projection 2008-2009 document attached hereto as Schedule 7;

6.

Starting from 2009, two months prior to the expiry of each calendar year, the Seller shall draw up and submit to the Purchaser a current document containing a sales projection for the following calendar year, and—in order to be valid—within a period of fourteen (14) days of receipt thereof, the Purchaser shall notify the Seller in writing of its approval or shall propose modifications thereto. Within seven (7) days of receipt of the proposed modifications referred to above, the Purchaser shall notify the Seller of the acceptance or rejection thereof. If the Seller rejects the modifications proposed by the Purchaser, the sales projection including the modifications accepted by the Seller will be binding upon the Parties.

§ 4

1.

The Purchaser undertakes to:

a)

sell the Seller’s products in the retail outlets operated by it;

b)

take its best efforts to develop the retail operations contemplated hereunder and maintain a uniform image and reputation of the chain of its retail outlets;

c)

ensure prime locations for its retail outlets and their interior design corresponding with the nature and reputation of the Sunset Suits brand, including without limitation to apply the guidelines agreed in that respect by the Parties;

d)

ensure satisfactory exposure and promotion of the Seller's products in the retail outlets operated by it;

e)

ensure access to its retail outlets to customers every week from Monday to Saturday for the high street outlets and from Monday to Sunday inclusive for the shopping centres, with the exception of statutory holidays;

f)

ensure professional customer service in its retail outlets, by staff trained in compliance with the guidelines agreed by the Parties;

g)

ensure satisfactory advertising of its retail outlets, displaying the Sunset Suits brand;

h)

maintain the Seller’s current catalogues in its retail outlets;

i)

not to engage in any competitive activity to the Seller’s business, including without limitation not to sell competitive products, subject to § 4(2) of this Agreement.

2.

The Purchaser is entitled to purchase men’s clothing accessories, if the same are not available as part of the Seller’s current offering, from other producers which ensure the satisfactory standard and quality, however their quantity and value may not exceed 10 percent of the total quantity and value of the Seller’s products bought by the Purchaser.

3.

Each Party is entitled to inspect the performance hereof by the other Party and in order to do that, it is authorised to:

a)

enter the premises on which the other Party conducts its business;

b)

inspect the Seller’s product production and sales data and documents.

4.

The Seller shall provide the Purchaser with consultations regarding the properties and the use of its products.

5.

The Parties undertake to exchange comments and suggestions aimed at improving and developing the business cooperation hereunder.

6.

The Parties agree to provide each other with mutual help in solving any issues that may arise as well as assistance in the market research conducted by them which may significantly affect their business cooperation.

§ 5

1.

The Purchaser hereby authorises the Seller to use the SUNSET SUITS trademark as follows:

a)

by placing the trademark on products sold to the Purchaser as well as on the packaging;

b)

by placing the trademark on documents issued in connection with the marketing of its products labelled with the SUNSET SUITS trademark.

2.

The Seller may not sub-license the use of the SUNSET SUITS trademark.

3.

As consideration for the use by the Seller of the SUNSET SUITS trademark, the Purchaser shall receive a fee included in the price of the Seller’s products sold to the Purchaser, agreed under the provisions of § 3(3) hereof.

§ 6

1.

The Seller’s products are sold under orders placed by the Purchaser specifying:

a)

the products ordered, as listed in the Seller’s current offering;

b)

the quantity of the products referred to above;

c)

the order execution period, not shorter than two (2) calendar days;

d)

the place of delivery of the Seller’s products.

2.

In each calendar year of the term of this Agreement, the total value of the Seller’s products bought by the Purchaser may not be lower than as set forth in the document referred to in § 3(3)(b) and § 3(4) hereof.

3.

The orders referred to in § 6(1) are placed by phone, facsimile, in writing to the address of the Seller’s registered office or by e-mail at the number and address given below:

phone no.: +48 692 440 044
e-mail: t.pawlik@sunsetsuits.eu

4.

The Seller shall confirm each time to the Purchaser receipt of an order within a period of two (2) calendar days by phone, facsimile, in writing to the Purchaser’s registered address or by e-mail at the number and address given below:

Rafał Piasecki
phone no.: + 48 694 433 254
e-mail: r.piasecki@sunsetsuits.eu

Jacek Biniewski
phone no.: + 48 694 439 003
e-mail: l.biniewskisunsetsuits.eu

Piotr Marciniak
phone no.: + 48 694 439 00
e-mail: p.marciniaksunsetsuits.eu

Tomasz Hyżyk
phone no.: + 48 694 439 004
e-mail: t.hyzyk@sunsetsuits.eu

5.

The Parties allow placement of orders and confirmation of their receipt personally in the Parties’ places of business.

6.

In the order confirmation, the Seller is entitled to set a longer order execution period.

7.

In order to be valid, the cancellation of an order placed by the Purchaser requires the Seller’s written consent.

8.

The individuals authorised by the Parties to place orders and confirm receipt thereof, and to coordinate and supervise performance of this Agreement include:

–

for the Seller: Tomasz Pawlik

–

for the Purchaser: Rafał Piasecki, Jacek Biniewski, Piotr Marciniak, Tomasz Hyżyk

–

Any change among the individuals referred to above is not deemed an amendment hereto and can be effected unilaterally by each of the Parties by notice sent to the other Party under the procedure set forth in § 6(3) and (4) hereof.

9.

The Seller’s products ordered will be delivered to the Purchaser at the location indicated in the order through the Seller’s efforts, however at the expense of the Purchaser.

10.

The Seller is liable towards the Purchaser under statutory warranty (rekojmia) for physical defects of the products supplied to it, under the following conditions:

a)

the Purchaser examines the products on receipt thereof from the Seller;

b)

the Purchaser notifies the Seller in writing of the existence of the defect within a period of seven (7) days of it being identified, including a detailed description of the defect, circumstances of its origin and circumstances of identifying the same;

c)

together with the defect notice, the Purchaser shall deliver the complete product to the Seller’s place of business at the following address: 63-100 Śrem, Krzyżanowo 7.

11.

The Seller shall process the Purchaser’s complaint within a period of fifteen (15) days of the date of receipt of the defect notice. The Seller's liability under warranty is limited to the value of the product.

§ 7

1.

The Parties agree that the Seller’s products are sold to the Purchaser at the currently effective prices as listed in the Seller’s pricelists. The price referred to above includes the costs borne by the Purchaser and the applicable profit.

2.

Payments for the Seller’s products received are paid by the Purchaser within 30 days of the date of receipt of a VAT invoice issued by the Seller following receipt of the products, to the Seller’s bank account designated in the invoice.

3.

The Seller is entitled to refuse the release of products ordered to the Purchaser, if the Purchaser delays payment of any amount due and payable arising under an invoice issued by the Seller.

4.

In the event of violation by the Purchaser of the provisions of § 4(1)(i), the Purchaser shall pay to the Seller liquidated damages of 1 percent of the value of the transaction, which does not prejudice the right of the Seller to seek damages in excess of the above liquidated damages.

§ 8

1.

This Agreement is concluded by the Parties for an indefinite period of time.

2.

Each of the Parties may terminate this Agreement at three months’ notice.

3.

The Seller may terminate this Agreement with immediate effect if:

a)

the Purchaser defaults on payment of two VAT invoices issued by the Seller;

b)

the Purchaser violates the obligations set forth in § 4(1) despite a period having been set by the Seller to cease the violation.

§ 9

1.

In order to be valid, any amendments hereto require to be made in writing.

2.

The provisions of the Polish Civil Code apply to all issues not regulated hereunder.

3.

This Agreement has been made in two counterparts, one for each Party hereto.

FASHION SERVICE SP. Z O.O.	SUNSET SUITS S.A.
ul. Garbary 57	ul. Garbary 57, 61-758 Poznań
61-758 Poznań	Phone: 061 642 40 34
NIP 778-14-50-551 Regon 300712607	NIP 778143925 REGON 300388584